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                            NEUMAN & DRENNEN, LLC
                             Temple-Bowron House
                              1507 Pine Street
                           Boulder, Colorado 80302
                          Telephone: (303) 449-2100
                          Facsimile: (303) 449-1045

                               August 25, 1999


American Educational Products, Inc.
6550 Gunpark Drive, Suite 200
Boulder, Colorado 80302

     Re: S.E.C. Registration Statement on Pre-Effective Amendment No. 4 to Form S-3

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by American Educational Products, Inc., a Colorado corporation, (the "Company") in connection with the offering by certain Selling Securityholders described therein of up to 75,757 shares of its Common Stock, $.05 par value, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                              Sincerely,



                              Clifford L. Neuman

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